                                                                   EXHIBIT 10.13
                             EMPLOYMENT AGREEMENT
                             --------------------

          Agreement, made this 30th day of May, 1997, by and between PG NEWCO CORP., a Delaware corporation with its principal offices located in Chesterfield, Michigan (the "Company), a wholly owned subsidiary of Milwaukee Land Company, a Delaware corporation ("MLC"), and Peter G. VanHeusden, with his residence located in Rochester Hills, Michigan ("VanHeusden").

                            W I T N E S S E T H :
                            - - - - - - - - - -

          WHEREAS, the Board of Directors of the Company desires to employ VanHeusden and VanHeusden desires to furnish services to the Company on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

          1.   Employment. The Company shall employ VanHeusden, and VanHeusden
               ----------
shall serve the Company, upon the terms and conditions hereinafter set forth.

          2.   Term. The employment of VanHeusden by the Company hereunder,
               ----
unless sooner terminated on an earlier date in accordance with the provisions hereinafter provided, shall terminate on May 30, 2002. The period ending on May 30, 2002, or such earlier or later date to which the date in accordance with the provisions hereinafter provided, shall terminate on May 30, 2002. The period ending on May 30, 2002, or such earlier or later date to which the term of VanHeusden's employment hereunder may be shortened or extended as provided in this Agreement is referred to herein as the "Employment Term".

          3.   Duties. During the Employment Term, VanHeusden shall:
               ------

               (a) Serve as President and Chief Executive Officer and a director of the Company, faithfully and to the best of his ability, subject to the direction and supervision of the Chairman of the Board of the Company (the "Chairman of the Board") and the Board of Directors of the Company (the "Board of Directors"); and

               (b) Devote his full business time, energy and skill to such employment and shall not, without the prior written approval of the Board of Directors, directly or indirectly, engage or participate in, or become employed by, or become a director, officer or partner of, or render advisory services to or provide other services in connection with, any business activity other than that of the Company or any of its subsidiaries or affiliates as provided above; provided, however, that
                                                        --------  -------
          VanHeusden shall be permitted to personally invest in any publicly-traded corporation, partnership or other entity, so long as any such investment does not require or involve the active participation of VanHeusden in the management of the business of any such corporation, partnership or other entity, does not interfere with the execution of VanHeusden's duties hereunder and does not otherwise violate any provision of this Agreement.

          4.   Compensation. (a) During the term of this Agreement, the
               ------------
Company shall pay to VanHeusden a salary for his services (the "Base Salary") at the rate of $225,000 per year, payable in accordance with the regular payroll practices of the Company.

          (b) Subject to the entry on or before March 31, 1998 of an order by the Securities and Exchange Commission

("SEC") pursuant to section 8(f) of the Investment Company Act of 1940, as amended (the "1940 Act") declaring that MLC has ceased to be an investment company (the "Deregistration Order"), the Company will recommend to the Compensation Committee that VanHeusden be granted, on the first business day following the entry of a Deregistration Order, certain stock options ("Options") and stock appreciation rights ("SARs") with respect to the common stock of MLC, as more fully set forth below (the "Incentive Compensation"). The definitive terms of the Options and SARs shall be set forth in a separate grant letter, provided, however, that the Company will recommend to the Compensation Committee
--------  -------
that the Options shall entitle VanHeusden to purchase, after five years, up to 50,000 shares of MLC's common stock, $0.30 par value per share ("MLC Stock"), at a price equal to the market price of such shares on the date of grant (the "Strike Price"), and that the SARs shall entitle VanHeusden to receive, after five years, an amount equal to the amount by which the market value of 25,000 shares of MLC Stock exceeds the aggregate Strike Price of such shares. The Company's obligations under this paragraph 4(b) shall not arise unless and until a Deregistration Order has been entered. If no such Order has been entered at March 31, 1998, the Company shall have no obligation under this paragraph 4(b).

          (c) If the Deregistration Order has not been entered by the SEC on or before March 31, 1998, the Company agrees to use its best efforts to obtain from the SEC an order (the "Exemptive Order") granting to PG Newco and the Company an exemption from Section 17(d) of the 1940 Act and Rule 17d-1 thereunder to permit PG Newco and the Company to adopt a stock option plan that would permit the Compensation Committee to grant to VanHeusden the Incentive Compensation described in paragraph 4(b). Subject to (i) the entry of the Exemptive Order and
(ii) the approval by the stockholders of MLC of a stock option plan pursuant to which the Incentive Compensation would be granted, and which stockholder approval is given subsequent to the entry of the Exemptive Order, the Company will recommend to the Compensation Committee that VanHeusden be granted on the first business day following satisfaction of the conditions described in clauses
(i) and (ii) of this paragraph 4(c),
the Incentive Compensation having the terms described in paragraph 4(b).

          5.   Expenses. It is contemplated that, in connection with his
               --------
employment hereunder, VanHeusden may be required to incur reasonable and necessary travel, business entertainment and other business expenses. The Company agrees to reimburse VanHeusden or pay for all reasonable and necessary travel, business entertainment and other business expenses incurred or expended by him incident to the performance of his duties hereunder, upon submission by VanHeusden to the Company of vouchers or expense statements (i) satisfactorily evidencing the incurrence of such expenses and (ii) that would enable the Company to deduct such expenses from its income under applicable tax laws.

          6.   Employee Benefits, Vacation. (a) VanHeusden shall be fully vested
               ---------------------------
and entitled to participate in any and all life insurance, medical insurance, disability insurance, pension, incentive and savings and other employee benefit plans which are made available by the Company during the Employment Term to executives of the Company of VanHeusden's rank, to the extent that VanHeusden qualifies under the eligibility provisions of such plans.

          (b) VanHeusden shall be entitled to vacations (taken consecutively or in segments), aggregating four (4) weeks each calendar year during the Employment Term, to be taken at times consistent with the effective discharge of VanHeusden's duties. Unused vacation time shall not accumulate from year to year and, in the event any such unused vacation time is remaining at the end of the year, VanHeusden shall not be entitled to be paid for any such remaining time.

          (c) The Company agrees to use its best efforts to obtain and maintain director and officer liability insurance for VanHeusden in connection with his employment hereunder, in such amounts and on such terms as the Company may obtain and maintain for its other directors and senior executives.

          7.   Car Allowance. During the Employment Term, the Company shall make
               -------------
all scheduled lease payments on behalf of VanHeusden on the lease of VanHeusden's current car (or its economic equivalent), as well as pay for all regular insurance and maintenance charges on such vehicle, and shall provide VanHeusden with a gasoline credit card to be used for business purposes during the Employment Term.

          8.   Permanent Disability. In the event of the Permanent Disability
               --------------------
(as defined below) of VanHeusden during the Employment Term, the Company shall have the right, upon written notice to VanHeusden (the "Disability Notice"), to terminate his employment hereunder, effective upon the giving of such Disability Notice. Notwithstanding the foregoing, VanHeusden shall have the continuing obligations provided for in Paragraph 11 hereof. Disability benefits, if any, due under applicable plans and programs of the Company shall be determined under the provisions of such plans and programs. For purposes of this Paragraph 8, "Permanent Disability" shall have the meaning ascribed to such term in the Company's disability plans and programs.

          9.   Death. In the event of the death of VanHeusden during the
               -----
Employment Term, the Base Salary to which VanHeusden is entitled pursuant to Paragraph 4 hereof shall continue to be paid through the date of death. VanHeusden's designated beneficiary or personal representative, as the case may be, shall accept the payments provided for in this Paragraph 9 in full discharge and release of the Company of and from any further obligations under this Agreement. Any other benefits due under applicable plans and programs of the Company shall be determined under the provisions of such plans and programs.

         10.   Termination.
               -----------

               (i) VanHeusden's employment hereunder may be terminated by the Company for "cause" at any time if VanHeusden shall commit any of the following Acts of Default:

                     (a) VanHeusden shall have failed to perform any of his material obligations as set forth herein and shall have failed to cure such failure within thirty (30) days after receiving written notice thereof from the Chairman of the Board or the Board of Directors; or

                     (b) The Company shall reasonably believe that VanHeusden has committed an act of fraud, theft or dishonesty against the Company, including, without limitation, misappropriation of trade secrets or other assets of the Company and its subsidiaries; or

                     (c)  VanHeusden shall be convicted of (or plead nolo
                                                                     ----
               contendere to) any felony or any misdemeanor involving moral
               ----------
               turpitude or which might, in the reasonable opinion of the Company, cause harm to the Company.

In the event the Company elects to terminate the employment of VanHeusden for "cause" pursuant to this Paragraph 10(a), the Company shall send written notice to VanHeusden (the "Termination Notice") terminating such employment and describing the action of VanHeusden constituting the Act of Default, and thereupon the Company shall have no further obligations under this Agreement, but VanHeusden shall have the continuing obligations provided for in Paragraph 11 hereof.
          (b) The Company may terminate VanHeusden's employment hereunder at any time during the Employment Term for any reason other than "cause", as defined in Paragraph

10(a) hereof, by giving VanHeusden written notice of such termination.

          (c) If the Company terminates the employment of VanHeusden during the term of this Agreement other than for "cause", then VanHeusden shall be entitled to receive continuation of the Base Salary and the health benefits described in Paragraph 6(a) hereof for the remainder of the Employment Term (the "Severance Period"). All payments and benefits paid under this Paragraph 10(c) shall be made in periodic installments in accordance with the Company's then-current standard policies and practices. Appropriate and required withholding and deductions for social security, federal and state and local income taxes, together with any other deductions authorized by VanHeusden or required by law or court order shall be made and will reduce any gross amounts to be paid under this Agreement. VanHeusden shall accept the payments and benefits provided for in this Paragraph 10(c) in full discharge and release of the Company of and from any further obligations under this Agreement, but VanHeusden shall have the continuing obligations provided for in Paragraph 11 hereof.

          11.  Restrictive Covenants and Confidentiality;
               Injunctive Relief.  VanHeusden agrees, as a condition to the
               -----------------
performance by the Company of its obligations hereunder, that VanHeusden shall abide in all respects by the terms of that certain Non-Competition Agreement entered into by and between the Company and VanHeusden in connection with the Asset Purchase Agreement, the terms of which Non-Competition Agreement are ratified and incorporated herein by this reference.

          12.  Disclosure and Ownership of Inventions. VanHeusden shall fully
               --------------------------------------
and promptly disclose in writing to the Company, or any persons designated by it, all conceptions, discoveries, improvements, inventions (whether or not patentable), formulas, ideas, processes, techniques, know-how, software, works of authorship, designs, trademarks, service marks, logos, data and information made, conceived, contemplated, reduced to practice or learned by VanHeusden, whether alone or jointly with others, during the Employment Term (collectively, the "Inventions"): (i) using, in any way, any equipment, supplies, facilities, trade secrets or confidential or proprietary information of the Company; (ii) during the performance of his duties for the Company; or (iii) which either: (1) relates to the business of the Company, or its actual or anticipated research and development; or (2) results from work performed by VanHeusden for the Company. The Inventions shall be the sole property of the Company and its successors and assigns, and VanHeusden agrees that the Company and its successors and assigns shall be the sole owner of all patents, copyrights, trademarks, trade secrets, mask works rights and other rights in connection with such Inventions. VanHeusden hereby assigns to the Company any rights that VanHeusden may have or acquire in such Inventions. VanHeusden further agrees as to all such Inventions to assist the Company in every proper way (but at the Company's expense) to obtain, and from time to time enforce, patents, copyrights, trademarks, trade secrets and other rights in such Inventions in any and all countries, and to that end VanHeusden will execute all requisite and necessary documents for use in applying for and obtaining protection for such Invention and enforcing the same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. VanHeusden's obligation to assist the Company in obtaining and enforcing patents, copyrights or other rights for such Inventions in any and all countries shall continue beyond the Employment Term, but the Company shall compensate VanHeusden at a reasonable rate after such termination for time actually spent by VanHeusden at the Company's request of such assistance. In the event that the Company is unable for any reason whatsoever to secure VanHeusden's signature to any lawful and necessary document required to apply for or execute any patent, copyright, trademark or other applications with respect to such Inventions (including renewals, extensions, continuations, divisions or continuations in part thereof), VanHeusden hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact to act for and in his behalf and instead of VanHeusden, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademark or other rights thereon with the same legal force and effect as if executed by VanHeusden.

          13.  Deductions and Withholding. VanHeusden agrees that the Company
               --------------------------
shall withhold from any and all payments required to be made to VanHeusden pursuant to this Agreement, all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

          14.  Medical Exams. VanHeusden agrees to cooperate fully with the
               -------------
Company in its efforts to obtain "key man" insurance coverage with respect to VanHeusden, and agrees to submit to any medical exams which may be necessary in connection therewith.

          15.  No Conflicting Agreements. VanHeusden represents and warrants to
               -------------------------
the Company that his engagement hereunder does not conflict with and will not be constrained by any prior business relationship or agreement remaining in effect and that he does not possess confidential information arising out of any prior business relationship which would be utilized in connection with the performance of his services hereunder.

          16.  Notices. All notices or other documents to be given hereunder by
               -------
either party hereto to the other shall be in writing and delivered personally or sent postage prepaid by registered or certified mail, return receipt requested. Notices shall be deemed to have been received on the date of personal delivery, or if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. The postal receipt specifying a mailing date shall be sufficient proof of the date of notice. Notices shall be sent to the following addresses until a notice of change of address by like notice has been duly provided:

To VanHeusden:                Peter G. VanHeusden
-------------                 1149 Sugar Creek
                              Rochester Hills, Michigan
                              48304

To the Company:               PG Newco Corp.
--------------                c/o Milwaukee Land Company
                              547 West Jackson Boulevard
                              Suite 1510
                              Chicago, Illinois 60661
                              Attention: Edwin Jacobson
                              Facsimile: (312) 663-9397

          17.  Assignability, Binding Effect and Survival. This Agreement shall
               ------------------------------------------
inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of VanHeusden, and shall inure to the benefit of and be binding upon the Company and its successors and assigns. Notwithstanding the foregoing, the obligations of VanHeusden may not be delegated and, except as expressly provided in Paragraph 9 hereof relating to the designation of beneficiaries, VanHeusden may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect. The provisions of Paragraphs 8, 9, 10 and 11 hereof shall survive termination of this Agreement.

          18.  Complete Understanding; Amendment. This Agreement constitutes the
               ---------------------------------
complete understanding between the parties with respect to the employment of VanHeusden hereunder, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived.

          19.  Governing Law. This Agreement shall be governed by the laws of
               -------------
the state of Michigan.

          20.  Paragraph Headings. The paragraph headings contained in this
               ------------------
Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

          21.  Severability. If any provision of this Agreement or the
               ------------
application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

          IN WITNESS WHEREOF, the parties hereto set their hands as of the day and year first above written.


                                 PG Newco Corp.


                                 By: /s/ Edwin Jacobson
                                     ----------------------------
                                     Name:  Edwin Jacobson
                                     Title: Chairman of the Board


                                  /s/ Peter G. VanHeusden
                                  -------------------------------
                                  Peter G. VanHeusden

                                       20